Exhibit 3.7

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BRIDGECOM SOLUTIONS GROUP, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF JUNE, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 2007, AT 4:53 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “BRIDGECOM SOLUTIONS GROUP, INC.”.

Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9787007
3251139 8100H	DATE: 08-17-12
120945608
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/26/2000 001326084 – 3251139

CERTIFICATE OF INCORPORATION

OF

BRIDGECOM SOLUTIONS GROUP, INC.

Pursuant to Section 102 of the

General Corporation Law

of the State of Delaware

FIRST: The name of the corporation is BridgeCom Solutions Group, Inc. (the “Company”).

SECOND: The address of the registered office of the Company in Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle, and the name of the registered agent of the Company at such address is Corporation Service Company.

THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Delaware General Corporation Law”).

FOURTH: The total number of shares of stock which the Company shall have authority to issue is one thousand (1,000) shares of common stock, each having a par value of one cent ($.01) per share (hereinafter the “Common Stock”).

FIFTH: The name of the incorporator is Michael B. Solovay and his mailing address is c/o Solovay Edlin & Eiseman, P.C., 845 Third Avenue, 8th Floor, New York, New York 10022.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 26th day of June, 2000.

Michael B. Solovay,
Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 05:14 PM 08/31/2007 FILED 04:53 PM 08/31/2007 SRV 070979051 – 3251139 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of BridgeCom Solutions Group Inc., a Delaware Corporation, on this 30 day of August, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 30 day of August, A.D., 2007.

By:	/s/ Jennifer Shanders
Authorized Officer

Name:	Jennifer Shanders
Print or Type

Title:	Authorized Person

DB023 - 08/23/2005 C T System Online